                                                                    EXHIBIT 10.5


                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT, entered into as of the 23 day of April, 2002, by and between RONALD A. POTTS, an individual and resident of the State of Florida ("Purchaser"), and CHARLES B. HICKS, an individual and resident of the State of Tennessee ("Seller").

                              W I T N E S S E T H:

         WHEREAS, the Seller and Purchaser previously entered into that certain Purchase and Sale Agreement for the purchase of certain real property located in Sauk County, Wisconsin, dated April 16, 2002, as amended by that certain Amendment to Purchase and Sale Agreements dated April 16, 2002 (as amended, the "Purchase Agreement"); and

         WHEREAS, Seller and Purchaser desire to amend the Purchase Agreement as set forth hereinbelow:

         NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Defined Terms. All capitalized terms used herein shall have the same meaning as in the Purchase Agreement, unless otherwise expressly set forth herein.

         2. Purchase Price. The Purchase Agreement is hereby amended by deleting Section 3 in its entirety and replacing it with the following:

In consideration for the Property, Purchaser shall pay Seller the sum of Six Million Seven Hundred Ninety-Eight Thousand Two and 00/100 Dollars ($6,798,002.00) at the Closing as follows: (a) Purchaser shall deliver to Seller the sum of One Million Seven Hundred Forty-One Thousand (1,741,000) shares of Oasis Group, Inc. common stock held by Ronald A. Potts placed at Three Dollars per share; (b) Purchaser shall assume that certain Promissory Note (the "Baraboo Note") in the amount of Nine Hundred Seventy-Five Thousand Dollars ($975,000.00) payable to The First National Bank and Trust Company of Baraboo ("Lender"), located at Main-Commercial, 502 Oak Street, Baraboo, Wisconsin 53913, Loan number #366000511600; and (c) Purchaser shall deliver a promissory note in favor of Seller in the amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00), which note shall be for a term of one (1) year, at an interest rate of five percent (5%), with a balloon payment of all principal and interest due upon maturity.

         3. Conveyance. Section 13(b) of the Purchase Agreement is hereby amended by adding the following language as Section 13(b)(xviii): "Consent of Lender to the assumption of the Baraboo Note by Purchaser, in such form as is reasonably acceptable to Purchaser."

         4. No Further Modification. Except as expressly modified hereby, the Agreement shall remain unamended and in full force and effect and is hereby ratified and confirmed by the parties hereto.

         5. Execution Counterparts. This Agreement may be executed in multiple counterparts and by facsimile signature to be followed by original signature, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed under seal, to be effective as of the date and year first above written.

                                        SELLER:


                                        CHARLES B. HICKS

                                        /s/ Charles B. Hicks
                                        ------------------------------- (SEAL)


                                        PURCHASER:

                                        RONALD A. POTTS

                                        /s/ Ronald A. Potts
                                        ------------------------------- (SEAL)